UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2023

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 7, 2023, Bioventus Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company approved the Bioventus Inc. 2023 Retention Equity Award Plan (the “2023 Plan”), pursuant to which 600,000 shares of the Company’s Class A common stock will be reserved and made available for issuance in the form of restricted stock units to promote retention of certain critical employees of the Company.
You can find a summary of the principal features of the 2023 Plan in the definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 27, 2023 (the “Proxy Statement”), under the heading “Proposal 2: Approval of the Bioventus Inc. 2023 Retention Equity Award Plan”. The summary of the 2023 Plan contained in the Proxy Statement is qualified in its entirety by the full text of the 2023 Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K.
The Company’s Board of Directors (the “Board”) approved the 2023 Plan on April 17, 2023, subject to stockholder approval, and also approved on that date the form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement related to the 2023 Plan, filed as Exhibit 10.2 to this Current Report on Form 8-K. To date, no awards have been granted under the 2023 Plan.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
A total of 69,516,229 shares (the "Shares") of both Class A common stock and Class B common stock (collectively, the “Common Stock”) were present in person or represented by proxy at the Annual Meeting, representing approximately 88.78% of the outstanding Shares of Common Stock entitled to vote as a single class as of the April 12, 2023 record date.
The following proposals were voted upon at the Annual Meeting and the final voting results with respect to each such proposal are set forth below.
At the Annual Meeting, stockholders elected Class II directors to serve on the Board until the annual meeting of stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified, or until each such director’s death, resignation or removal, based on the following votes of Shares:

Nominee	For	Withheld	Broker Non-Votes
John A. Bartholdson	59,864,373	977,795	8,674,061
Patrick J. Beyer	58,954,599	1,887,569	8,674,061
William A. Hawkins	58,254,590	2,587,578	8,674,061
Mary Kay Ladone	58,552,359	2,289,809	8,674,061
Susan M. Stalnecker	58,586,174	2,255,994	8,674,061
The stockholders also approved the 2023 Plan described in Item 5.02 above. The vote for this proposal was 56,572,588 Shares for, 3,974,778 Shares against, 294,802 Shares abstaining, and 8,674,061 broker non-votes.
Stockholders also ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The vote for such ratification was 69,411,882 Shares for, 83,460 Shares against, 20,887 Shares abstaining, and no broker non-votes.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Bioventus Inc. 2023 Retention Equity Award Plan.

10.2	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: June 9, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel